EXHIBIT 10.141

OAK PROPERTY AND CASUALTY LLC

MEMBERSHIP PARTICIPATION AGREEMENT

This Membership Participation Agreement (the “Agreement”) is made as of the 1st day of October, 2006, by and among the undersigned participants (the “Member” or “Members”) and Oak Property and Casualty LLC, a Vermont captive insurance company, with a principal place of business at 76 St. Paul Street, Burlington, Vermont (the “Company”).

In consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

Limitation of Liability

Section 1.  Limitation on Member’s Financial Liability.

(a)

In General.  No Member, individual or organization shall have the authority to increase the undersigned Member's liability as set forth in this Agreement.  The Member’s membership in the Company shall be regarded as membership in a “limited liability company”.  Annually the Company will oversee the purchase of one or more insurance policies that will be acceptable to all Members.  Portions of these insurance policies agreed upon by all Members will be funded or reimbursed by insurance policies purchased from the Company by the Members.

(b)

Payment of Non-Catastrophic Premium.  For insurance policy years beginning as of October 1, 2006, and for each year thereafter, each Member shall pay a premium for the insurance policy(ies) based on a determination by the Company’s third-party, independent, consulting actuary ( “Actuary”) of losses, loss reserves, loss expenses, and a proportional allocation of all associated costs for operating, managing, and maintaining the Company.  Each Member agrees to pay its premium within thirty (30) days of receiving of an invoice from the Company.  The actual loss experience of each Member will be reviewed by the Actuary and shall form the basis of their future premium contributions.

(c)

Non-Catastrophic Loss Sharing Among Members.  Each Member acknowledges and agrees that, with respect to insurance policy years beginning October 1, 2006, and for each year thereafter, it shall share a portion of the losses and loss expenses, both paid and estimated to be paid in the future by the Actuary, that exceed the premium contribution of any other Member pursuant to a loss sharing formula determined by the

Actuary and approved by the Board of Directors, which may be amended from time to time.  Under the current formula, the afore-described Member’s loss with respect to a policy year shall be shared among Members in proportion to their premium contribution as a percentage of the total premium contributions of all Members.

(d)

Catastrophic Deductible Funding.  On a voluntary basis each Member may participate in funding for the loss retained under the deductible provision of its insurance policy that will be available in the event of a catastrophic occurrence as defined in the Named Windstorm or Earthquake section of the insurance policy.

(d.1)

Contribution.  The contribution will be based on current catastrophic modeling formulas for determining exposure.  The agreed upon funding level for that policy year will be divided amongst each participating Member according to its potential average annual loss as determined by the modeling process. The total of all contributions shall be known as the Catastrophic Deductible Fund.

(d.2)

Allocation of Deductible.  Within ninety (90) days of the end of the policy year each Member participating in the catastrophic deductible funding shall submit to the Company a listing of any and all claims that fall within the catastrophic deductible.  Each Member submitting a valid, accepted claim will be paid a percentage of the Catastrophic Deductible Fund equal to the value of their claims expressed as a percentage of the total value of all valid, accepted claims.

(d.3)

Catastrophic Limitation.  The fund will not pay out more than the Catastrophic Deductible Fund.  No additional contributions will be assessed each participating Member during the policy year.

Section 2.  Rights to Participate in Governance and Business of the Company.  The Member agrees that its rights to participate in the governance and business of the Company are limited to the provisions of the Operating Agreement of the Company, including the election or appointment of one or more directors and officers of the Company.

ARTICLE II

Representations and Warranties

Section 1.  Representations and Warranties of Each Member.  Each of the undersigned Members hereby represents and warrants to the other Members and to the Corporation that:

(a)

The Member has full power and authority, and has taken all necessary and proper action under its governing instruments and under applicable state law, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

(b)

This Agreement constitutes a valid and binding obligation of the Member, enforceable against it in accordance with its terms.

(c)

There are no actions pending or, to the best of its knowledge, threatened by or against the Member with respect to this Agreement to which such Member is a Party, or in connection with the transactions contemplated hereby.

(d)

To the best of its knowledge after diligent inquiry, all information supplied by the Member to the Company in connection with its application for membership, including but not limited to exposure information and loss data, is true and correct.

(e)

It has been provided with a true and correct copy of the Company’s Business Plan, Articles of Organization and Operating Agreement as they currently exist.  It has carefully considered and, to the extent Member believes such discussion necessary, discussed with its professional financial, legal and tax advisors the suitability of becoming a member of the Company.

(f)

It has such knowledge and experience in financial, insurance and business matters that it is capable of evaluating the merits and risks of becoming a Member of the Company and purchasing policies of insurance from the Company.  In making such evaluation, it has not relied upon any representations or other information from the Company, other than as set forth in the Company’s Business Plan, Articles of Organization, Operating Agreement and the insurance coverage proposal, including premium quotations and insurance policy provisions.

Section 2.  Representations and Warranties of the Company.  The Company hereby represents and warrants to each undersigned Member that:

(a)

It has full power and authority, and has taken all necessary and proper action under its governing documents and under applicable state law, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

(b)

This Agreement constitutes a valid and binding obligation of the Company, enforceable against it in accordance with its terms.

(c)

There are no actions pending or, to the best of its knowledge, threatened by or against the Company with respect to this Agreement to which the Company is a Party, or in connection with the transactions contemplated hereby, nor does the Company have reason to believe there is a valid basis for any such action.

(d)

To the best of its knowledge after diligent inquiry, all information supplied by the Company in connection with the application for membership is true and correct.

(e)

The Company will operate in a manner consistent with requirements imposed by Vermont law.

Section 3.  Survival of Representations.  All representations, warranties and agreements made in this Agreement or pursuant hereto shall survive the execution, delivery and termination hereof.

ARTICLE III

Acknowledgments

Section 1.  Member Acknowledgments.  The undersigned Member understands, acknowledges and agrees with the Company as follows:

(a)

To comply with all reasonable underwriting, claims management, risk management and loss control standards established by the Company, and shall take any and all actions required by the Company to address risk management, loss prevention and loss control objectives.

(b)

That its membership may be terminated as provided in the Company’s Operating Agreement.  Failure of any Member to obtain a policy of insurance as provided in this Agreement shall result in immediate termination of membership.

(c)

It acknowledges that it understands that it has read and agreed with the Business Plan as filed with the Vermont Department of Banking, Insurance, Securities and HealthCare Administration (“BISHCA”) and understands that there are certain risks inherent to insurance provided by a captive insurance company.  These risks include, but are not limited to, reinsurer insolvency in which case the Company (but not the individual Members) would remain liable to the insured for the full amount of claims under the insurance policy and which would have a material adverse impact on the Company; guaranty funds are not available to protect policyholders in the event of an insolvency of the Company; risk of underwriting and investment losses could adversely impact the Company’s financial ability to pay claims; and the Company is a captive insurer domicile in the state of

Vermont and is not subject to all of the regulatory requirements imposed on traditional insurers.

ARTICLE IV

Profit Participation in the Company

All policies issued by the Company will give each insured the right of Policyholder Dividends.  The Policyholder Dividends formula, and the terms and timing of payment, as determined by the Actuary and approved by the Board of Managers, may be amended from time to time.  The insured’s right to a Policyholder Dividend will be based upon a rolling 3 year policy period such that the profit or loss of all three policy years is combined together.  The incurred but not reported losses associated with each insurance policy will be included in the calculation of the profit or loss of each policy year.  Any Policyholder Dividend declared by the Board of Managers shall not be distributed unless and until the Company obtains the prior written approval of the Vermont Department of Banking, Insurance, Securities and HealthCare Administration (“BISHCA”).

Policyholder Dividends declared by the Board of managers and approved by BISHCA shall be made to each Member who is a Member on the date the distribution was declared by the Board of Managers.

ARTICLE V

Termination of Member’s Participation in the Company

Section 1.  Events of Termination.  A Member’s Participation in this Agreement shall terminate upon notice of a Member’s intent to redeem its membership interest or upon cancellation or non-renewal of the Member’s insurance coverage through the Company, for any reason in accordance with the insurance policy issued by the Company (‘Terminating Member’).  Further, if a Member does not act in accordance with Article I, or other provisions of this Agreement or the Operating Agreement, then their membership may be terminated by a unanimous vote of the remaining Members and they shall be given ninety (90) days notice in which to secure other insurance coverage before the coverage provided by the Company shall be cancelled. Such a Member is referred to as a ‘Terminated Member’. Each Member agrees to purchase insurance maintain its membership interest for a minimum of five (5) consecutive years, or for a shorter period of time as determined by the Members.  In the event that a Terminating Member fails to purchase insurance from the Company for at least five (5) consecutive years, such Terminating Member shall pay to the Company, in the form of liquidated damages, an amount approved by the majority of the Members not greater than the pro-rated premium amounts based upon the last year of participation that would have been satisfied had the Member purchased insurance from the Company for five (5) consecutive policy years. Effective with such termination the Terminating or Terminated Member will no longer be a current Member of the Company, but the Member agrees to continue to be bound by the terms of this Agreement with respect to the disposition of the Member’s capital and surplus contribution as set forth herein.

Section 2.  Post-Termination Disposition of Member’s Capital and Surplus.  The Company will retain the balance of the Member’s capital and surplus contribution for a period of five (5) years after the close of the year in which the Member terminates its status as a current Member, or a for a shorter period of time as determined by the Members or Board of Managers.    During such five (5) year period (or any shorter period), the Company will continue to calculate the underwriting profit or loss of all policy years in which the terminating Member participated including the inclusion of incurred but not reported losses.  At the end of such five (5) year period (or any shorter period) the total premium will be added to, and the total loss including actuarially determined incurred but not reported reserves will be subtracted from, the Member’s capital and surplus and the balance if positive will be paid to the Member.  The balance, if negative, will be assessed and must be paid by the terminating Member prior to its removal.  Alternatively, the terminating Member may purchase an insurance policy, at its own expense, to protect the Company from any future loss, or the Member may enter into a contractual agreement which will move the responsibility for all future loss payment from the Company to the Member itself.

Section 3.  No Return if a Violation of Law.  Payment occasioned by termination of a Member is subject to prior approval by BISHCA and shall not be made if such payment would cause the capital and surplus to drop below the minimum required by 8 V.S.A. § 6004(a)(2).  Any such proposed payment shall be deferred until such payment does not cause, or is not likely to cause, a violation of law as set forth in the prior sentence.

ARTICLE VI

Distribution of Assets Upon Liquidation.

Upon liquidation of the Company, its assets remaining after discharge of its liabilities and insurance policy obligations shall be distributed to the Members according to its percentage of financial interest in the Company.

ARTICLE VII

Effective Date of Agreement

Section 1.  Effective Date.  This Agreement shall be effective on the date on which: (a) this Agreement has been duly executed and delivered by the undersigned Member and by the Company, and (b) the undersigned Member has delivered its required surplus contribution to the Company.

Section 2.  Term.  This Agreement will remain in effect so long as the undersigned Member has in force policies of insurance from the Company and until the undersigned Member voluntarily withdraws its membership in the Company or its membership is terminated.  Following termination, expulsion or withdrawal, the Member’s right to vote as a Member shall terminate, but the Member shall remain bound by this Agreement.

Section 3.  Additional Members.  Subject to the requirements of the Company’s Articles of Organization and Operating Agreement, additional eligible entities may become Members by signing an appropriate counterpart to this Agreement, as it may be amended from time to time, without the signatures of the other Members being required.  The withdrawal of a Member from this Agreement, whether because such Party ceases to obtain insurance from the Company or otherwise, shall not invalidate or affect in any manner this Agreement with respect to the other Parties hereto.

ARTICLE VIII

Miscellaneous Provisions

Section 1.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the state of Vermont (without regard to Vermont’s conflict of law principles).

Section 2.  Notices.  All notices and other communications hereunder shall be in writing and may be communicated by facsimile, electronic mail or other form of written or wire communication, or by mail or private carrier to each Party at its physical address, electronic mail address or facsimile number as it appears below, or at such other address for a Party as shall be specified by like notice.  If notice is sent by electronic mail, such notice shall be effective upon the Company’s receipt of electronic confirmation. If notice is sent by facsimile, such notice shall be effective on the date shown on the facsimile transmission receipt indicating that such facsimile was successfully transmitted.  Written notice shall be deemed to be effective when mailed first class postpaid and correctly addressed to the Party’s mailing address as it appears below, or at such other address for a Party as shall be specified by like notice.

If to the Company, to:

76 St. Paul Street

Suite 500

Burlington, VT 05401-4477

If to Member, to:

Inland Risk and Insurance Management Services, Inc.

2901 Butterfield Road

Oak Brook, IL 60523

Notices and communications delivered by certified or registered mail shall be deemed to have been given on the date entered on the return receipt.

Section 3.  Amendments.  This Agreement may be amended, modified or supplemented only by written agreement duly executed by all of the Parties hereto.

Section 4.  Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein.

Section 5.  Severability.  If any provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

Section 6.  Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, as the case may be; provided, however, that no Member may assign this Agreement in whole or in part, or any of its rights, duties, powers or privileges hereunder, without the prior written consent of the Company.

Section 7.  No Waiver.  The failure of either Party at any time to require the other Party’s performance of any provision hereof shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver or modification of the provision itself, or a waiver or modification of any other right under this Agreement.

Section 8.  Article and Section Headings.  The title headings of the respective Articles and Sections of this Agreement are included for convenience only and shall not otherwise be deemed to be a part of this Agreement or considered in its construction.

Section 9.  Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby executes this instrument this _____ day of _____________, 2006.

Inland Real Estate Corporation (Midwest REIT)

By:     /s/ Brett A. Brown___________

Date:  September 29, 2006___

Its Duly Authorized Representative

Inland Retail Real Estate Trust, Inc. (Eastern REIT)

By:

 /s/ James W. Kleifges       ____

Date: September 29, 2006____

Its Duly Authorized Officer

Inland Western Retail Real Estate Trust, Inc. (Western REIT)

By:

/s/ Steven P. Grimes__________

Date: September 29, 2006____

Its Duly Authorized Representative

Inland American Real Estate Trust, Inc. (American REIT)

By:

/s/ Lori J. Foust_____________

Date: September 29, 2006____

Its Duly Authorized Officer

Oak Property and Casualty LLC

By:

/s/ Steven P. Grimes__________

Date: September 29, 2006____

Its Duly Authorized Officer

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